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                                January 21, 2000



Board of Directors
XM Satellite Radio Holdings Inc.
1250 23rd Street, N.W.
Suite 57
Washington, DC 20037-1100

Ladies and Gentlemen:

          We are acting as special counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 4,600,000 shares (the "Common Shares") of the Company's Class A common stock, par value $.01 per share ("Class A Common Stock"), and 2,300,000 shares (the "Preferred Shares" and together with the Common Shares, the "Shares") of the Company's Series B convertible redeemable preferred stock, par value $.01 per share (the "Series B Preferred Stock"), all of which Shares are to be sold by the Company. Also registered on the Registration Statement are an indeterminate number of shares of Class A Common Stock issuable as dividends on the Preferred Shares (the "Dividend Shares"), upon conversion of part or all of the Preferred Shares (the "Conversion Shares") or upon mandatory redemption of part or all of the Preferred Shares (the "Redemption Shares"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2.   Restated Certificate of Incorporation of the Company, as
               certified by the Secretary of State of the State of Delaware on January 21, 2000 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Certificate of Incorporation").
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          3.   The Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

          4. The proposed form of the Certificate of Designation relating to the Series B Preferred Stock (the "Certificate of Designation"), filed as Exhibit 4.2 to the Registration Statement.

          5. The proposed form of Underwriting Agreement, relating to the offering of the Common Shares, among the Company and the several Underwriters to be named therein, for whom Donaldson, Lufkin & Jenrette, Bear, Stearns & Co. Inc., C. E. Unterberg, Towbin and Salomon Smith Barney Inc. will act as representatives, filed as
               Exhibit 1.1 to the Registration Statement (the "Common Shares Underwriting Agreement").

          6. The proposed form of Underwriting Agreement, relating to the offering of the Preferred Shares, among the Company and the several Underwriters to be named therein, for whom Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette, Banc of America Securities LLC and Salomon Smith Barney Inc. will act as representatives, filed as Exhibit 1.2 to the Registration Statement (the "Preferred Shares Underwriting Agreement").

          7. Resolutions of the Board of Directors of the Company adopted at meetings held on December 22, 1999, and January 6, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Common Shares and arrangements in connection therewith.

          8. Resolutions of the Board of Directors of the Company adopted at a meeting held on January 6, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, and form of resolutions of the Board of Directors of the Company (the "Designations Resolutions"), relating to the issuance and sale of the Preferred Shares, the approval, adoption and authorization of the filing of the Certificate of Designation and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy
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and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that:

          (a) following (i) final action of the Board of Directors of the Company approving the Common Shares Underwriting Agreement and the price of the Common Shares, (ii) execution and delivery by the Company of the Common Shares Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Common Shares pursuant to the terms of the Common Shares Underwriting Agreement and (v) receipt by the Company of the consideration for the Common Shares specified in the resolutions of the Board of Directors and the Common Shares Underwriting Agreement, the Common Shares will be validly issued, fully paid, and nonassessable;

          (b) following (i) final action of the Board of Directors of the Company approving the Preferred Shares Underwriting Agreement and authorizing and establishing the Series B Preferred Stock (including action of the Board of Directors approving the pricing terms of the Preferred Shares and adopting the Designations Resolutions), in accordance with the terms of the Certificate of Incorporation, the Bylaws, the Certificate of Designation and applicable law,
(ii) execution and delivery by the Company of the Preferred Shares Underwriting Agreement, (iii) filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (iv) effectiveness of the Registration Statement, (v) issuance of the Preferred Shares pursuant to the terms of the Preferred Shares Underwriting Agreement and (vi) receipt by the Company of the consideration for the Preferred Shares specified in the resolutions of the Board of Directors of the Company and the Preferred Shares Underwriting Agreement, the Preferred Shares will be validly issued, fully paid, and nonassessable;

          (c) following (i) final action of the Board of Directors of the Company declaring dividends on the Preferred Shares in the form of, and authorizing the issuance of, Dividend Shares in accordance with the terms of the Certificate of Incorporation, the Bylaws, the Certificate of Designation and applicable law, and (ii) the issuance and delivery of certificates for the Dividend
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Shares in accordance with the terms of such final board action, the Dividend
Shares will be validly issued, fully paid, and nonassessable;

          (d) following (i) final action of the Board of Directors adopting the Designations Resolutions and (ii) conversion of Preferred Shares into Conversion Shares in accordance with the terms of the Certificate of Incorporation, the Bylaws, the Certificate of Designation and applicable law, the Conversion Shares will be validly issued, fully paid, and nonassessable; and

          (e) following (i) final action of the Board of Directors adopting the Designations Resolutions and authorizing the redemption of, and the issuance of the Redemption Shares in exchange for, Preferred Shares in accordance with the terms of the Certificate of Incorporation, the Bylaws, the Certificate of Designation and applicable law and (ii) the redemption of Preferred Shares in exchange for Redemption Shares, and the issuance and delivery of certificates of such Redemption Shares, in accordance with the terms of such final board action, the Redemption Shares will be validly issued, fully paid, and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,



                                    HOGAN & HARTSON L.L.P.